UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Information

Update on Shareholder Derivative Actions

On October 24, 2018, Osiris Theraputics, Inc. (the “Company”) entered into a settlement agreement (the “Stipulation of Settlement”) with certain other settling parties of certain shareholder derivative actions, as previously disclosed in its Form 10-Q for the quarterly period ended September 30, 2018.  The Stipulation of Settlement calls for the Company to adopt certain governance changes. On November 1, 2018, the United States District Court for the District of Maryland entered an Order Preliminarily Approving Settlement and Providing Notice in Salley v. Osiris Therapeutics, Inc, et al., Case No. 17-cv-0377.  A final settlement hearing is currently scheduled for February 1, 2019, at 2:00 p.m., at the United States District Court for the District of Maryland, Baltimore, Maryland.

Pursuant to the Stipulation of Settlement and Preliminary Approval Order, the  “Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions” is attached to this Current Report as as Exhibit 99.1 and is incorporated herein by reference.  The full Stipulation of Settlement and related exhibits are available on Osiris’ Investor page under the “Corporate Governance” heading of its website (at http://www.osiris.com). The contents of the Company’s corporate website shall not be deemed to be incorporated by reference into this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

	By:	/s/ JASON KEEFER
Jason Keefer
Interim President and Chief Executive Officer

Date: November 8, 2018